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                                                                    EXHIBIT 10.3

                        EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of the 18th day of August, 1999, between Wyndham International, Inc., a Delaware corporation ("Employer"), and James D. Carreker ("Executive"), but it shall become effective only on the date set forth in paragraph 25 below (the "Effective Date").

     WHEREAS, Executive has previously had a valued association with Patriot American Hospitality, Inc., a Virginia corporation ("Previous Employer") and a predecessor of Previous Employer, Wyndham Hotel Corporation, a Delaware corporation ("WHC");

     WHEREAS, Executive has previously entered into an Executive Employment Agreement with Previous Employer, which has been subsequently assumed and honored by Employer (the "Prior Agreement");

     WHEREAS, Executive currently serves as CEO of Employer.

     WHEREAS, Employer, acting by and through the Board of Directors of Employer (the "Board"), now desires to terminate the Prior Agreement and supercede the Prior Agreement with this Agreement to better ensure the future of Employer by establishing a continuing relationship with Executive;

     WHEREAS, Executive, seeking to serve the best interests of Employer, is agreeable to terminating the Prior Agreement and superceding the Prior Agreement with this Agreement on the terms herein provided;

     WHEREAS, as an additional inducement to Executive to enter into this Agreement,
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Employer shall, on the Effective Date enter into a separate "indemnification agreement" with Executive in the form attached hereto as Exhibit A (the "Indemnification Agreement");

     WHEREAS, as an additional inducement to Executive to enter into this Agreement, Employer shall, as of the Effective Date grant Executive an option (such option being herein referred to as the "Stock Options") to purchase a certain number of "Shares" (herein so called) of common stock of Employer at a floor price of $5.00 per each of the Shares and as otherwise set forth in the Agreement attached hereto as Exhibit B (the "Option Agreement"); and

     WHEREAS, Executive is desirous of committing himself to serve Employer on the terms herein provided,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration,, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment. The initial term of this Agreement shall extend from the Effective Date until the fifth anniversary of the Effective Date. On the third anniversary of the Effective Date and every even-numbered calendar year anniversary date thereafter (e.g., 2004, 2006. . .), the term of this Agreement shall be automatically extended for an additional two (2) years unless either party otherwise elects by notice in writing delivered to the other at least ninety (90) days prior to the third anniversary or ninety (90) days prior to the concerned even-numbered calendar year anniversary date thereafter; provided, however that this sentence shall not be deemed to reduce the five (5) year initial term of this Agreement; provided, further, that if a Change in Control (as hereinafter defined) occurs during the initial or extended term of this Agreement, the term of this Agreement shall continue in effect for a period of not less than eighteen (18) months

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 2
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beyond that month in which that Change in Control occurred. The term of the
Agreement shall be subject to termination only as provided in paragraph 7. The term of this Agreement may be referred to herein as the "Period of Employment."

2. Position and Duties. During the Period of Employment, Executive shall serve as Chairman and Chief Executive Officer of Employer, reporting to the Board; shall have supervision and control over and responsibility for the day-to-day business and affairs of Employer; and shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the normal and customary responsibilities of a Chairman and Chief Executive Officer. Should, during the Period of Employment, Executive not be nominated to serve (or, if nominated, not be elected to serve) as a director or member of the Board, then Executive may, as provided in subparagraph 7(e), terminate his employment hereunder, which termination shall be deemed to be for Good Reason, as defined in subparagraph 7(e). Except as provided otherwise herein, Executive shall devote his full working time and working efforts to the business and affairs of Employer and Previous Employer. Notwithstanding the foregoing, Executive may serve on other boards of directors or engage in religious, charitable, or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with Executive's performance of his duties as provided in this Agreement.

3.   Compensation and Related Matters

     (a) Base Salary. Initially, Executive shall receive an annual minimum base salary ("Base Salary") equal to Six Hundred Thousand Dollars and No/100 Cents ($600,000.00). Thereafter, Executive's Base Salary shall be redetermined at least thirty (30) days before each

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 3
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annual compensation determination date established by Employer during the Period of Employment but in any event no later than the first quarter of the applicable fiscal year (the "Annual Compensation Determination Date") in an amount to be fixed by the Board, but in no event shall such re-determined Base Salary be less than $600,000.00. The Base Salary, as redetermined, is referred to herein as the "Adjusted Base Salary." The Base Salary or, if applicable, the Adjusted Base Salary, shall be payable in substantially equal bi-weekly installments.

     (b) Incentive Compensation. In addition to Base Salary or, if applicable, Adjusted Base Salary, Executive shall be eligible to receive in each fiscal year during the Period of Employment, on or about the Annual Compensation Determination Date (or earlier as provided in Paragraph 8 and 9 of this Agreement), cash incentive compensation (the "Incentive Compensation") in an amount determined annually by the Compensation Committee of the Board based on individual performance, "Employer EBITDA Achievement" (as hereinafter defined), and total return to shareholders. Incentive Compensation shall equal from zero to three times the then current Base Salary or, if applicable, Adjusted Base Salary. "Employer EBITDA Achievement" is the degree to which the annual budget established by Employer for earnings before interest, taxes, depreciation, and amortization is achieved. Notwithstanding the foregoing, the Incentive Compensation shall equal at least one hundred fifty percent (150%) of the Base Salary or, if applicable, Adjusted Base Salary for any year in which Employer EBITDA Achievement is one hundred percent (100%) or more ("Target Incentive Compensation").

     "Pro Rata Incentive Compensation" shall be paid to Executive for any termination. Pro Rata Incentive Compensation equals the Incentive Compensation for the fiscal year of termination multiplied by a fraction, the numerator of which is the number of days in the current

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 4
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fiscal year through Date of Termination and the denominator is 365.

     If, for the purpose of calculating Incentive Compensation or Pro Rata Incentive Compensation, the Incentive Compensation cannot be determined by the time required to be paid, Employer shall make a good faith estimate of this amount, resolving all doubts in favor of Executive and, in calculating the Pro Rata Incentive Compensation, such good faith estimate shall be based on an amount Executive would have earned had he continued employment for the entire fiscal year.

     Executive will also participate in such other incentive compensation plans, policies or practices as the Board shall determine.

     (c) Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures then in effect and established by Employer for its senior executive officers) in performing services hereunder during the Period of Employment, provided that Executive properly accounts therefor in accordance with Employer policy.

     (d) Country Club Entertainment Benefit. Employer shall, if Executive so requests, provide Executive with a country club membership at Preston Trails Golf Club (or an equivalent club selected by Executive) and pay or reimburse Executive for all charges for goods and services incurred relating to Employer's business and for all membership costs and dues incurred with regard thereto by or on behalf of Executive.

     (e) Automobile Allowance. Employer shall provide Executive with a company car or allowance therefor, which car or allowance shall be for, or sufficient for, a BMW 750i or

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 5
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equivalent selected by Executive.


     (f) Air Travel Allowance. Executive, and, when requested by Executive, his spouse, shall be provided with or reimbursed for the cost of first-class or private aircraft travel when Executive is traveling on Employer's business, as and when Executive deems such travel to be required or convenient.

     (g) Other Benefits. During the Period of Employment, Executive shall be entitled to continue to participate in or receive benefits under all of Employer's Employee Benefit Plans in effect on the date hereof, or under plans or arrangements that provide Executive with at least substantially equivalent benefits to those provided under such Employee Benefit Plans. As used herein, "Employee Benefit Plans" include, without. limitation, each pension and retirement plan, supplemental pension, retirement and deferred compensation plan, savings and profit-sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, and health and accident plan, or arrangement established and maintained by Employer on the date hereof and enhancements thereof hereafter made. To the extent that the scope or nature of benefits described in this section are determined based in whole or in part on the seniority or tenure of an employee's service, Executive shall be deemed to have a tenure with Employer equal to the actual time of Executive's service with Employer plus the actual service by Executive to the Previous Employer and to WHC. During the Period of Employment, Executive shall be entitled to participate in or receive benefits under any of the Employee Benefit Plans or arrangements that may, in the future, be made available by Employer to its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans or arrangements. Nothing paid to Executive under the Employee Benefit Plans presently in effect or any employee benefit plan or

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 6
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arrangement that may be made available in the future shall be deemed to be in lieu of compensation otherwise payable to Executive under subparagraphs 3(a) and 3(b) and elsewhere in this Agreement. Any payments or benefits payable to Executive under a plan or arrangement referred to in this subparagraph 3(g) in respect of any calendar year during which Executive is employed by Employer for less than the whole of such year shall, unless otherwise provided in such plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

     (h) Life Insurance. Employer shall pay the premiums on, and maintain in effect throughout the Period of Employment, a life insurance policy on the life of Executive in an amount of not less than $2,000,000.00. Executive shall have the right to designate the beneficiary under such policy.

     (i) Vacations. Executive shall be entitled to a minimum of twenty (20) days of paid vacation in each calendar year or such greater number of days as is determined by Employer from time to time for its senior executive officers. Executive shall also be entitled to all paid holidays given by Employer to its senior executive officers. To the extent that the scope or nature of benefits described in this section are determined under the policies of Employer, based in whole or in part on the seniority or tenure of an employee's service, Executive shall be deemed to have a tenure with Employer equal to the actual time of Executive's service with Employer plus the actual service by Executive to the Previous Employer and WHC.

     (j) Disability Insurance. Employer shall pay the premiums on, and maintain in

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 7
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effect throughout the Period of Employment, long-term disability insurance providing for payment of benefits at rates not less than 60% of Executive's Base Salary or, if applicable, his Adjusted Base Salary.

     (k) Employer Property Usage Policy. During the Period of Employment and thereafter, unless Executive's employment by Employer terminates "For Cause" as that term is defined in subparagraph 7(c), Executive shall be provided with rights and benefits comparable to the standard rights and benefits provided to the Directors who are currently serving on the Board.

     (l) Comparability. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph 3, so long as Executive serves as the CEO of Employer, the sum of Executive's Base Salary or, if applicable, Adjusted Base Salary, and Target Incentive Compensation shall in no event be less than one hundred fifty percent (15 0%) of the sum of the Salary and Target Incentive Compensation paid to the next highest paid employee of the Employer and one hundred percent (100%) of each and all benefits under Employee Benefit Plans or otherwise awarded to any other employee of Employer. All other terms and provisions of this Agreement shall at all times be deemed amended to the end that such terms and provisions are at all times, and from time to time, at least as favorable to Executive as such terms and provisions would be under any other employment agreement to which Employer is a party.

4. Board Service. Executive agrees to serve as a director of Employer and Previous Employer, if elected or appointed, provided he is forever indemnified for serving in such capacities as set forth in the Indemnification Agreement, which indemnity shall survive the termination of the Indemnification Agreement and the termination of this Agreement. Employer will provide appropriate Directors' and Officers' Insurance naming Executive as a named

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 8
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insured with limits of no less than provided to other officers and directors.

5.   Unauthorized Disclosure.

     (a) Confidential Information. Executive acknowledges that in the course of his employment with Employer (and, if applicable, the predecessors of Employer or Previous Employer or WHC), he has been allowed to become, and will continue to be allowed to become, acquainted with Employer's business affairs, information, trade secrets, and other matters that are of a proprietary or confidential nature, such as business opportunities, price and cost information, finance, customer information, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, and other confidential information and knowledge (collectively, the "Confidential Information") concerning Employer's, Previous Employer's, and their respective predecessors' business. Employer agrees to provide, on an ongoing basis, such Confidential Information as Employer deems necessary or desirable to aid Executive in the performance of his duties. Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside Employer, except as he deems reasonably necessary or appropriate in connection with performing his duties on behalf of Employer. Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with Employer or Previous Employer. At such time as Executive shall cease to be employed by Employer, he will immediately turn over to Employer all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them provided to or created by him during the course of his employment with Employer (or, if applicable, Previous Employer).

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EXECUTIVE EMPLOYMENT AGREEMENT                                            Page 9
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     (b)  Heirs, successors, and legal representatives. The foregoing provisions of this paragraph 5 shall be binding upon Executive's heirs, successors, and legal representatives. The provisions of this paragraph 5 shall survive the termination of this Agreement for any reason.

6. Covenant Not to Compete. In consideration for the Option Agreement, the Employer's promise to provide Confidential Information as set forth in Paragraph 5 above, and for Executive's employment by the Employer under the terms provided in this Agreement, and as a means to aid in the performance and enforcement of and preserve the rights of the Employer pursuant to the terms of the Unauthorized Disclosure provisions of Paragraph 5, Executive agrees as follows:

     (a) during the term of Executive's employment with the Employer and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate, manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity which is in the business of owning, operating, managing or granting franchise rights with respect to the top ten branded hotel companies, as defined by accepted industry consultants, such as Price Waterhouse Coopers, in any city in which the Employer, or any subsidiary or affiliate of the Employer, operates any facility during Executive's term of Employment; provided, however, that the foregoing shall not prohibit Executive from owning up to one percent (1%) of the outstanding stock of a publicly held company engaged in the hospitality business or holding as a purely passive investor of less than a controlling interest in any other entity. Notwithstanding the foregoing, after Executive's employment with the Employer has terminated, upon receiving written permission by the Board,

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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 10
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Executive shall be permitted to engage in such activities with respect to any other hotel, motel or lodging facility that shall be determined in the sole discretion of the Board in good faith to be immaterial to the operations of the Employer, or any subsidiary or affiliate of the Employer, in the area or territory in question.

     (b) during the term of Executive's employment with the Employer and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not, directly or indirectly, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity, call upon, compete for, solicit, divert, or take away, or attempt to divert or take away current or prospective customers (including, without limitation, any hotel owner, lessor or lessee, asset manager, trustee, consumer with whom the Employer, or any subsidiary or affiliate of the Employer, (i) has an existing agreement or business relationship; (ii) has had an agreement or business relationship within the two-year period preceding the Executive's last day of employment with the Employer; or (iii) has included as a prospect in its applicable pipeline) or any subsidiary or affiliate of the Employer.

     (c) during the term of Executive's employment with the Employer and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not directly or indirectly solicit or induce any current or prospective employee of the Employer, or any subsidiary or affiliate of the Employer (including, without limitation, any current or prospective employee of the Employer within the six-month period preceding the Executive's last day of employment with the Employer or within the 24-month period of this covenant) to accept employment with Executive or with any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated, and Executive will not employ or cause any business, operation, corporation,


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 11
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partnership, association, agency, or other person or entity with which Executive may be associated to employ any current or prospective employee of the Employer, or any subsidiary or affiliate of the Employer, without providing the Employer with ten (10) days' prior written notice of such proposed employment.

     (d) Executive agrees and acknowledges that the restrictions contained in this noncompetition covenant are reasonable in scope and duration and are necessary to protect the Employer's business interests and Confidential Information after the Effective Date of this Agreement. If any provision of this noncompetition covenant as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will no in way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this noncompetition covenant will cause irreparable damage to the Employer, and upon breach of any provision of this noncompetition covenant, the Employer shall be entitled to injunctive relief, specific performance, or other equitable relief provided, however, that this shall in no way limit any other remedies which the Employer may have (including, without limitation, the right to seek monetary damages).

     (e) Should Executive violate the provisions of this Paragraph, then in addition to all other rights and remedies available to the Employer at law or in equity, the duration of this covenant shall automatically be extended for the period of time from which Executive began

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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 12
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such violation until he permanently ceases such violation.

     (f) Should, however, Employer fail to timely pay any sums or otherwise fail to timely provide any benefit due and owing to Executive, his family, or his estate within ten (10) days after Executive or a representative or his family or estate notifies Employer in writing of a failure to timely pay any such sums or timely provide any such benefits, the provisions of this paragraph 6 shall no longer be binding and shall have no force or effect, unless and until Executive is, after a full and final hearing, found to be in material breach of this Agreement in an arbitrator's award made by an arbitrator appointed under paragraph 18 of this Agreement.

7. Termination. Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

     (a) Death. Executive's employment hereunder shall terminate upon his death.

     (b) Disability. Employer shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Period of Employment. "Disability" means that as a result of Executive's incapacity due to physical or mental illness Executive shall have been absent from his duties hereunder or a full-time basis for one hundred eighty (180) calendar days in the aggregate in any twelve (12) month period (such period to not include, however, any time that Executive is on leave of absence as authorized by this Agreement or Employer's leave policies). A termination of the Executive's employment by Employer for Disability, shall after the 180 calendar day period described above in this subparagraph (7(b), be communicated to the Executive by written notice, and shall be effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 13
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     (c)  Termination by Employer For Cause. At any time during the Period of
Employment, Employer may terminate Executive's employment hereunder for Cause if such termination is approved by not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose. For purposes of this Agreement "Cause" shall mean: (i) the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Executive a written demand for substantial performance and such nonperformance has continued for more than 60 days following written notice of nonperformance from the Board that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties (provided, however, that Executive shall not be deemed to be in nonperformance if within such 60-day time period following receipt by Executive of such notice he has taken steps reasonably calculated to resolve such nonperformance); (ii) illegal conduct or gross misconduct by the Executive, that has resulted in material injury to the reputation of Employer; or (iii) a material breach by Executive of the covenants contained in paragraph 5 of this Agreement.

     (d) Termination Without Cause. At any time during the Period of Employment, Employer may terminate Executive's employment hereunder without (i.e., not for) Cause if such termination is approved by not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose. Further, any termination by Employer of Executive's employment that is not otherwise governed by this paragraph 7 shall also be deemed a termination without, or not for, Cause.

     (e) Termination by Executive. At any time during the Period of Employment, Executive may terminate his employment hereunder for any reason, including but not limited to


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 14
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"Good Reason" (as hereinafter defined). For purposes of this Agreement, "Good
Reason" shall mean that Executive has complied with the "Good Reason Process"
(as hereinafter defined) following the occurrence of any of the following events (referred to individually as a "Good Reason Event" and collectively as "Good Reason Events"): (A) any substantial adverse change, not consented to by Executive in a writing signed by him, in the nature or scope of Executive's responsibilities, authorities, powers, functions, or duties exercised by Executive immediately prior to the Effective Date, except as provided in paragraph 11; (B) any removal, during the Period of Employment, of Executive from, or any failure by management to nominate, or, if nominated, any failure by the stockholders to re-elect Executive to, any of the positions indicated in paragraph 2; (C) an involuntary reduction in Executive's Base Salary or Adjusted Base Salary or Target Incentive Compensation; (D) a breach by Employer of any of its other material obligations under this Agreement and the failure of Employer to cure such breach within thirty (30) days after written notice thereof by Executive; (B) the relocation of Employer's primary offices at which Executive is principally employed to a location more than thirty (30) miles from Executive's current offices, or the requirement by Employer for Executive to be based anywhere other than Employer's primary offices at such current location
[or more than 30 miles therefrom] on an extended basis, except for required travel on Employer's business to an extent substantially consistent with Executive's current business travel obligations; or (F) Employer gives notice of non-extension of the Period of Employment under paragraph 1 of this Agreement. "Good Reason Process" shall mean that (i) the Executive reasonably determines in good faith that a Good Reason Event has occurred; (ii) Executive notifies Employer in writing of the occurrence of the Good Reason Event; (iii) Executive cooperates in good faith with Employer's efforts, for a period not more than thirty (30) days following such notice, to modified Executive's employment


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 15
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situation in a manner acceptable to Executive and Employer; and (iv)
notwithstanding such efforts, one or more of the Good Reason Events continues to exist for a period of more than thirty (30) days following such notice and has not been modified in a manner acceptable to Executive.

     (f) Notice of Termination. Except for termination as specified in subparagraph 7(a), any termination of Executive's employment by Employer or any such termination by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific provision in this Agreement relied upon.

     (g) Date of Termination. "Date of Termination" shall mean: (A) if Executive's employment is terminated by his death, the date of his death; (B) if Executive's employment is terminated on account of Disability under subparagraph 7(b) on the Disability Effective Date unless Executive returns to full-time performance of Executive's duties before the Disability Effective Date; (C) if Executive's employment is terminated by Employer under subparagraphs 7(c) or (d) thirty (30) days after the date on which a Notice of Termination is given; and
(D) if Executive's employment is terminated by Executive under subparagraph 7(e), thirty (30) days after the date on which a Notice of Termination is given.

8.   Compensation Upon Termination or During Disability

     (a) Death. If Executive's employment terminates by reason of his death, Employer shall, within thirty (30) days of death, pay in a lump sum amount to such person as his estate shall designate in a notice filed with Employer or, if no such person is designated, to Executive's estate, (i) Executive's accrued and unpaid Base Salary or, if applicable, his Adjusted Base


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 16
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Salary, through the date of his deaths and (ii) any accrued and any unpaid
Incentive Compensation and Pro Rata Incentive Compensation. Upon such death, all unvested stock options and stock-based grants shall immediately vest in Executive's estate or other legal representatives and become exercisable, and Executive's estate or other legal representatives shall have one (1) year from the Date of Termination, or remaining option term, if later, to exercise the stock options. For a period of five (5) years following the Date of Termination, Employer shall pay such health insurance premiums as may be necessary to allow Executive's spouse and other dependents to receive health insurance coverage substantially similar to the coverage they received prior to the Date of Termination.

     (b) Disability. During any period that Executive is unable to perform his duties hereunder as a result of incapacity due to physical or mental illness or injury, Executive shall continue to receive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary, and accrued and unpaid Incentive Compensation payments under subparagraph 3(b), until and unless Executive's employment is terminated due to Disability in accordance with subparagraph 7(b) or until Executive terminates his employment in accordance with subparagraph 7(e), whichever first occurs. In the event of termination due to Disability Employer shall, within thirty (30) days of the Disability Effective Date, pay in a lump sum amount to Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary through the Date of Termination, plus (ii) any accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation. Upon the Disability Effective Date, all unvested stock options and stock-based grants shall immediately vest and become exercisable and Executive shall have one (1) year from the Date of Termination, or the remaining option term, if later, to exercise the stock options. For a period of two (2) years following the Date of


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 17
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Termination, Employer shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and other dependents, to receive health insurance coverage substantially similar to the coverage they received prior to the Date of Termination. Upon termination due to death prior to the Disability Effective Date, subparagraph 8(a) shall apply.

     (c) By Executive Not for Good Reason. If Executive's employment is terminated by Executive other than for Good Reason as provided in subparagraph 7(e), then Employer shall, through the Date of Termination, pay Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect on the date Notice of Termination is given, and (ii) any accrued, earned, and unpaid Incentive Compensation plus, (iii) such other benefits as are available under any Employer policy or practice then in effect. If Executive's employment is terminated by Executive other than for Good Reason as provided in subparagraph 7(e), all unvested stock options are forfeited on the Date of Termination and Executive shall have 90 clays from the Date of Termination to exercise any previously unexercised but then vested stock options.

     (d) By Executive for Good Reason; by Employer Without Cause. If Executive terminates his employment for Good Reason as provided in subparagraph 7(e) or if Executive's employment is terminated by Employer without Cause as provided in subparagraph 7(d), then Employer shall, through the Date of Termination, pay Executive (i) his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect on the date Notice of Termination is given, plus (ii) any accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation. Upon the Date of Termination, all unvested stock options and stock-based grants shall immediately vest and become exercisable, and Executive shall have one (1) year from the Date of Termination, or the remaining option term (not to exceed three (3) years),


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 18
if later, to exercise the stock options. For a period of three (3) years following the Date of Termination, Employer shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and other dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination. In addition, subject to signing by Executive of a general release of claims in a form and manner satisfactory to the Executive and Employer:

          (1) Employer shall pay Executive, on the Date of Termination, such additional amounts to which Executive may be entitled in accordance with Employer's then current severance policies (the "Severance Amount"), provided that, at a minimum, Executive shall be entitled to receive an amount in a lump sum (the "Minimum Severance Amount") equal to the greater of(A) $3,000,000.00 or
(B) three (3) times the sum of the "Applicable Base Salary" plus the "Average Incentive Compensation."

     For purposes of this Agreement, "Applicable Base Salary" shall mean the greater of (aa) $600,000, or, (bb) such of the following alternatives as is applicable:

               (aaa) prior to January 1, 2000, Executive's Base Salary, or if applicable, Adjusted Base Salary; or

               (bbb) on or after January 1, 2000, the average of the annual Base Salary and, if applicable, Adjusted Base Salary, payable to Executive for the year of termination and the immediately preceding complete fiscal year which he was employed by Employer. The fiscal year ending December 31, 1999, shall be treated as a complete fiscal year.

     For purposes of this Agreement, "Average Incentive Compensation" shall mean such of


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 19
the following alternatives as is applicable:

               (aaaa) prior to January 1, 2000, Executive's Target Incentive Compensation;

               (bbbb) on or after January 1, 2000, and before January 1, 2001, the sum of Executive's Incentive Compensation for the fiscal year ending December 31, 1999, and Executive's Target Incentive Compensation for the fiscal year ending December 31, 2000, divided by two (2);

               (cccc) on or after January 1, 2001, the total of the annual Incentive Compensation payable to Executive for the two (2) immediately preceding complete fiscal years divided by two (2). The fiscal year ending December 31, 1999, shall be treated as a complete fiscal year.

     The Applicable Base Salary and Average Incentive Compensation shall each be determined as of the date of Notice of Termination or the Termination Date, whichever is more favorable to Executive.

     Notwithstanding the foregoing, in the event Executive terminates his employment for Good Reason as provided in subparagraph 7(e), he shall be entitled to the Severance Amount or, if applicable, the Minimum Severance Amount only if he provides the Notice of Termination provided for in subparagraph 7(f) within one hundred and twenty (120) days after Executive has informed Employer in writing of the occurrence of the Good Reason Event(s), on which his termination is based, pursuant to the provisions of subparagraph 7(e).

     Should Executive commence any new employment as an employee during the twenty-


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 20
four (24) months following the Date of Termination, then Employer shall be entitled to (1) 50% of the lesser of (i) all Executive's Base Salary, or if applicable, Adjusted Base Salary in effect at the Date of Termination or (ii) all sums paid to Executive as base compensation for such new employment (but not as incentive or other compensation) within the first twelve (12) months following the Date of Termination; and (2) 25% of the lesser of (i) all Executive's Base Salary, or if applicable, Adjusted Base Salary in effect at the Date of Termination or (ii) all sums paid to Executive as base compensation for such new employer (but not as incentive or other compensation) within the second twelve (12) months following the Date of Termination. The provisions of the preceding sentence shall not, however, apply to payments of the "Parachute Amount" (as herein defined).

          (2) In addition to any other benefits to which Executive may be entitled in accordance with Employer's then existing severance plans, policies or practices (for which Executive shall not be required to sign the above-referenced general release of claims), Employer shall:

               (aa) for a period of three (3) years commencing on the Date of Termination, provide Executive, at Employer's expense, with an office and all reasonable occupancy expenses associated therewith, and related telephone and telefax facilities, and an assistant at a location of Executive's choosing, provided that the office facilities shall be comparable to Executive's office at Employer on the Date of Termination; and,

               (bb) for a period of one (1) year commencing on the Date of Termination, pay for the cost of executive outplacement services selected by Executive for use in connection with obtaining alternate employment.


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 21

     (e) For Cause. If Executive's employment is terminated by Employer for Cause as provided in subparagraph 7(c), then Employer shall, through the Date of Termination, pay Executive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect on the date Notice of Termination is given, plus his accrued, earned and unpaid Incentive Compensation.

     (f) Continuing Assistance. Regardless of the reason for the termination of Executive's employment, for a period of five (5) years beginning on the Date of Termination or the end of the Period of Employment, Employer will provide such reasonable assistance and support to Executive or his estate as he or such estate shall reasonably require in connection with the preparation and filing of tax returns, statements, and forms insofar as such returns, statements, or forms relate to Executive's employment or other association with Employer, Previous Employer, or any of their respective predecessors or affiliates. At Employer's election, such assistance and support shall be provided by either tax personnel from Employer or certified public accountants selected and compensated by Employer.

     (g) Payment Place and Due Date. All amounts due under this Agreement to Executive or his estate by Employer following the Date of Termination or the end of the Period of Employment shall be due and payable in Dallas County, Texas. On or before the tenth (1 0th) day following such Date of Termination or the date upon which the end of the Period of Employment occurs, except as otherwise expressly set forth in this Agreement, Employer shall (i) escrow all amounts due to Executive or his estate for the severance amount or minimum severance amount whichever is applicable (the "Escrowed Severance Payment"), and (ii) pay to Executive or his estate all other amounts due to Executive or his estate. The Escrowed Severance Payment shall be due and payable to Executive or his estate without notice or demand


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 22
of any kind, in thirty-six (36) equal monthly payments, with the first such payment being due and payable thirty (30) days following the Date of Termination or the end of the Period of Employment, provided however:

          (aa) that in the event a payment of Escrowed Severance Payment is for any reason not paid within 10 days after Executive notifies Employer in writing of a failure to timely make such payment, then, in that event, without further notice or demand of any kind the entire unpaid balance of the Escrowed Severance Payment shall at once become due and payable in full to Executive or his estate, unless, prior to that time, Executive shall, after full and final hearing, be found to be in material breach of this Agreement by an arbitrator appointed under paragraph 18 of this Agreement, and

          (bb) advances of the payments of the Escrowed Severance Payment shall, if Executive so requests, be made to Executive to the extent income taxes on unpaid payments are reasonably determined by Executive to be due, with such advances to be proportionately offset against all unpaid future payments.

     If Executive so elects at any time, the unpaid balance of the Escrowed Severance Payment shall be paid over by Employer to an independent third party escrow keeper, to be held pursuant to written arrangements mutually acceptable to Employer and Executive providing for timely payment to Executive of the payments due therefrom, whereupon such escrowed funds shall no longer be an asset of the Employer.

     (h) Other Obligations. The foregoing subparagraphs 8(a) through 8(g) shall not adversely affect or alter Executive's rights (or the rights of his estate, spouse or other dependents) under any Employee Benefit Plan or other plans of Employer, except to the extent


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 23
otherwise expressly provided therein or in any agreement or other instrument attendant thereto.

9. Parachute Payment. The provisions of this paragraph 9 set forth the terms of an agreement reached between Executive and Employer regarding Executive's rights and obligations upon the occurrence of a "Change in Control" (as hereinafter defined) of Employer. These provisions are intended to assure and encourage in advance Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such Change in Control. These provisions shall apply in lieu of, and expressly supersede, the provisions of subparagraph 8(d)( 1) if Executive's employment is terminated or Notice of Termination is given ninety (90) days prior to or within eighteen (18) months after the occurrence of an event constituting a Change in Control.

     (a) Escrow. Within fifteen (15) days after the occurrence of the first event constituting a Change in Control (irrespective of whether Executive has actual knowledge of such event), Employer shall place immediately negotiable funds in escrow in an amount equal to the Five Million Dollars ($5,000,000.00) attributable to subparagraph 9(c), plus such additional amount as equals the "Gross Up Payment" (as hereinafter defined) thereon. Such escrow shall be conducted pursuant to written arrangements that are mutually acceptable to Employer and Executive providing for the timely payment to Executive of the amounts held in such escrow in the event Executive becomes entitled thereto under the applicable provisions of this Agreement (the "Escrow Arrangement"). Further, the remaining portion of the "Parachute Amount" (as hereinafter defined) shall also, within such fifteen (15) days after the occurrence of the first event constituting a "Hostile Takeover" (as hereinafter defined), be funded by Employer in immediately negotiable funds into such escrow pursuant to such Escrow Arrangement. The Escrow Arrangement shall be maintained until the earlier of (A) nineteen (19) months after the

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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 24
occurrence of an event constituting a Change in Control or (B) the payment to Executive of all sums escrowed.

     (b) Change in Control If, within 90 days prior to, or within eighteen (18) months after the occurrence of an event constituting a Change in Control, Executive's employment is terminated or a Notice of Termination is given for any reason other than (A) his death, (B) his Disability, or (C) by Executive Without Good Reason, then such termination shall be deemed to be a "Termination Due to Change in Control" (herein so called), in which event Employer shall pay Executive, in a lump sum, on or prior to the tenth (10th) day following the Executive's Date of Termination:

          (1) an amount equal to the applicable Parachute Amount (including any Gross Up Payment); and

          (2) Executive's accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary, through such Date of Termination; and

          (3) accrued and unpaid Incentive Compensation and Pro Rata Incentive Compensation.

     (c) Stock Option Floor. Upon the occurrence of the first event constituting a Change in Control, all stock options and other stock--based grants to Executive by Employer shall, irrespective of any provisions of the Option Agreement, immediately and irrevocably vest and become exercisable as of the date of such first event whereupon, at any time during the Option Term as defined in the Option Agreement (but not to exceed five (5) years after such event), Executive or his estate may by five (5) days' advance written notice given to Employer, and


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 25
irrespective of whether Executive is then employed by Employer or then living, and solely at the election of Executive or his estate, require Employer to:

          (1) immediately purchase all Stock Options from Executive or his estate in exchange for the sum of Five Million Dollars ($5,000,000.00) cash delivered in immediately negotiable funds in Dallas County, Texas, to Executive or his estate, or,

          (2) allow Executive to exercise all or any part of such Stock Options at the option prices therefor specified in the grant of the Stock Options.

Employer shall also loan to Executive pursuant to the provisions of the Master Note otherwise referenced and described in this Agreement all funds due by Executive for income taxes (federal, state, or local), including but not limited to on capital gains as well as on ordinary income, by reason of the provisions of the existence of any of the provisions of this subparagraph 9(c) or the carrying out of all or any part of such provisions. Taxes for purposes of the above computation shall be computed at the highest marginal rate of federal income taxation for the tax year for which such taxes are or will be due, and state and local taxes at the highest marginal rate at the end of such year, net of the maximum reduction (if any) in federal income taxes that could be obtained from the deduction of deductible state and local taxes.

     (d)  Gross Up Payment.

          (1) Excess Parachute Payment. If Executive incurs the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") on "Excess Parachute Payments" within the meaning of Section 280G(b)(l) of the Code, Employer will pay to Executive an amount (the "Gross Up Payment") such that the net amount retained by


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 26

Executive, after deduction of any Excise Tax on both the Excess Parachute Payment and any federal, state and local income tax (together with penalties and interest) as well as the Excise Tax upon the payment provided for by this subparagraph 9(d)(1), will be equal to the Parachute Amount.

          (2) Applicable Rates. For purposes of determining the amount of the Gross Up Payment, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality where taxes thereon are lawfully due, net of the maximum reduction (if any) in federal income taxes that could be obtained from deduction of deductible state and `local taxes.

          (3) Determination of Gross Up Payment Amount. The determination of whether the Excise Tax is payable and the amount thereof will be based upon the opinion of tax counsel selected by Executive and approved by Employer, which approval will not be unreasonably withheld or delayed. If such opinion is not finally accepted by the Internal Revenue Service (or state and local taxing authorities), then appropriate adjustments to the Excise Tax will be computed and additional Gross Up Payments will be made in the manner provided by this subparagraph (d).

          (4) Payment. Employer will pay the estimated amount of the Gross Up Payment in cash to Executive at the time specified in this Agreement. Executive and Employer agree to reasonably cooperate in the determination of the actual amount of the Gross Up Payment. Further, Executive and Employer agree to make such adjustments to the estimated amount of the Gross Up Payment as may be necessary to equal the actual amount of the Gross


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 27

Up Payment, which in the case of Executive will refer to refunds of prior overpayments by Employer and in the case of Employer will refer to additional payments to Executive to make up for prior underpayments.

     (e) Definitions. For purposes of this paragraph 9, the following terms shall have the following meanings:

          "Change in Control" shall mean any of the following:

          (1) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (the "Acquiring Person"), other than Employer, or any of its Subsidiaries or any Investor or Excluded Group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of Employer entitled to vote generally in the election of directors; provided however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

          (2) during any period of 12 consecutive months after the Issuance Date, the individuals who at the beginning of any such 12-month period constituted a majority of the Class A Directors and Class C Directors (the "Incumbent Non-Investor Majority") cease for any reason to constitute at least a majority of such Class A Directors and Class C Directors; provided that (i) any individual becoming a director whose election, or nomination for election by Employer's


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 28
stockholders, was approved by a vote of the stockholders having the right to designate such director and (ii) any director whose election to the Board or whose nomination for election by the stockholders of Employer was approved by the requisite vote of directors entitled to vote on such election or nomination in accordance with the Restated Certificate of Incorporation of Employer, shall, in each such case, be considered as though such individual were a member of the Incumbent Non-Investor Majority, but excluding, as a member of the Incumbent Non-Investor Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Employer (as such terms are used in Rule 14a-1 1 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors; or

          (3) the approval by the stockholders of Employer of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of Employer immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 57.5% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of Employer resulting from such reorganization, merger, or consolidation; or

          (4) the sale or other disposition of assets representing 50% or more of the assets of Employer in one transaction or series of related transactions; or


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 29

          (5)  a "Fundamental Change in Business" as hereinafter defined.

Except as otherwise specified herein, defined terms used in the definition of "Change in Control" shall have the same meaning as set forth in the Form of Certificate of Designation of Series B Convertible Preferred Stock of Wyndham International, Inc.

          "Employer" shall mean not only Wyndham International, Inc., but also its successors by merger or otherwise.

          "Fundamental Change in Business" shall mean that Employer, at any time, no longer earns at least fifty percent (50%) of its gross revenues from hotel, or hotel-related businesses.

          "Hostile Takeover" shall mean any Change in Control which at any time is declared by at least a majority of the Board, directly or indirectly, to be hostile or not in the best interests of Employer, or in which an attempt is made (irrespective of whether successful) to wrest control away from the incumbent management of Employer, or with respect to which the Board makes any effort to resist.

          "Parachute Amount" shall mean an amount equal to (i) the greater of $3,000,000.00 or the Severance Amount or, if applicable, the Minimum Severance Amount provided for in subparagraph 8(d)(1), plus (ii) any amount computed by reference to subparagraphs 9(c) or 9(d) of this Agreement or otherwise which are deemed to be a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code.

10. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 30
delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          if to the Executive:

          At his home address as shown
          in Employer's personnel records;

          if to Employer:

          Wyndham International, Inc.
          2001 Bryan Street, Suite 2300
          Dallas, Texas 75201-3075

          Attn.:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11. Extended Leave of Absence (Family-Related Illness and Bereavement). Executive may, at Executive's option, during the Period of Employment, take a leave of absence for purposes of a family-related illness and/or bereavement. Such leave of absence may extend for an aggregate period during the life of this Agreement of up to twelve (12) months, plus any vacation available to him under this Agreement, during which time Executive shall be entitled to all benefits under this Agreement and any stock option agreement, including all compensation and rights of tenure and pursuant to paragraph 9 of this Agreement.

     Provided, however, Employer by action of a majority vote of the Board, may, if, by reason of such leave of absence, Executive shall have worked less than ten (10) calendar days (or any portion thereof) in any seventy (70) consecutive calendar day period, give Executive written notice of intent to appoint some other person as Chairman of the Board or Chief Executive Officer, and Executive must, within sixty (60) days of receipt of such notice, either elect to


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 31
return from such leave of absence, or accept the position of Chairman of the Board or the position of Chief Executive Officer for the remaining portion of the Period of Employment, at the same rate of compensation and with all the rights and benefits provided to Executive in this Agreement. Acceptance of the position of Chairman of the Board or Chief Executive Officer shall not constitute grounds for termination of this Agreement for Good Reason by Executive.

12. Tag Along and Piggyback Rights. Employer shall make best efforts to allow Executive an equitable opportunity to participate to the extent of any shares of stock he may then own in Employer or any affiliate of or successor to Employer (or have the right to own by the exercise of then vested options held by Executive) in any shelf offering, secondary offering, or follow-up offering. Any resulting costs for the registration of such shares of Executive shall be paid by Employer. Further, if at any time or times from and after the date hereof during the Period of Employment, Employer intends to file a registration statement for the registration of common stock with a governmental body permitting the registration of registrable stock, then Employer shall notify Executive at least thirty (30) days prior to each such filing of such intention to file such a registration statement. Such notice shall state the amount and type of securities proposed to be registered thereby, the underwriters involved, if any, and whether such underwriting is to be distributed on a firm commitment or best efforts basis. Upon the written request of Executive given within 20 days after receipt of any such notice stating the number of shares of registrable stock to be disposed of by the Executive and the intended method of disposition, Employer will use its best efforts to cause the aggregate of the registrable stock designated by Executive to be included in such registration so as to permit the disposition (in accordance with the methods specified by Executive) of the registrable stock so registered, subject to the following:

     (a) If the proposed registration involves an underwritten offering of common stock,


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 32
whether or not for sale for the account of Employer, to be distributed (on a best efforts or firm commitment basis) by or through one or more underwriters, and the managing underwriter of such underwritten offering shall advise Employer in writing that, in its opinion, the registration of all or a specified portion of registrable stock concurrently with the common stock will adversely affect the distribution of such common stock by such underwriters, then Employer may require, by written notice to Executive that the distribution of all or a specified portion of the registrable stock be excluded from such registration;

     (b) Employer may in its discretion withdraw any registration statement filed pursuant to this subparagraph subsequent to its filing and prior to its effective date without liability to the Executive; and

     (c) If the preferred stock series B shareholders of Employer restrict the registration of common shares of Employer held by other holders of common shares of Employer then, in that event, they may also so restrict to the same extent the registration rights hereunder of Executive.

     Employer shall, and hereby does, indemnify and hold harmless, to the extent permitted by law, Executive against all losses, claims, damages, liabilities, and expenses resulting from any untrue or misleading statement or alleged untrue or misleading statement of a material fact contained in any registration statement or prospectus (preliminary or otherwise), whether or not such untrue or misleading statement or. alleged untrue or misleading statement is caused by Executive's negligence, except in so far as such losses, claims, damages, liabilities, or expenses are caused by any untrue statement intentionally furnished or made by Executive. The foregoing indemnity is in addition to, and does not limit, Executive's right to indemnity, or actual indemnity provided by Employer, pursuant to the Indemnification Agreement, any Directors' and Officers'


--------------------------------------------------------------------------------
EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 33
insurance provided to Executive under paragraph 4 of this Agreement, or any other agreement or insurance.

13.  Loans.

     (a) Existing Debt. Executive is currently indebted to Employer in the original principal amount of $4,904,573.00, which debt is witnessed by a promissory note, a duplicate of which is attached hereto as Exhibit C (the "Original Note"), and secured as set forth in the Original Note. All right, title, and interest in and to the Original Note is currently held by Employer, and the original of the Original Note is in the possession of Employer, having been heretofore duly endorsed by the payee therein named and delivered to Employer. Employer and Executive mutually recognize and agree that the Original
Note is in good standing and ;that no payments have been heretofore made on the Original Note. Employer and Executive mutually desire to amend the provisions of the Original Note, and each herewith agrees that the Original Note is concurrently herewith and without further action amended to read as set forth in the attached Exhibit D (the "Amended Original Note"), which Amended Original
Note is being concurrently herewith signed by Executive and delivered to Employer. The original of the Original Note is herewith delivered by Employer to Executive, marked cancelled; Employer and Executive agree that, as of this date, the Amended Original Note shall for all purposes be deemed effective as of the date of the Original Note.

     (b) Existing Debt Tax Loan. If, at the time of such repayment, Executive is employed by Employer, Employer shall loan to Executive or his estate such funds as are required to pay any income taxes due by reason of the repayment by Executive or his estate of the Original Note, as amended by the Amended Original Note, with the "Collateral" as such term is defined in the Amended Original Note attached hereto as Exhibit D. Such loan for income taxes


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 34
shall be unsecured and shall be due and payable in accordance with the "Master Note" (herein so called) hereinafter described and attached hereto as Exhibit E.

     (c) 1997 Salary Advance. The amount owed by Executive to Employer for a 1997 salary advance will be as of June 30, 1999, $421,214.02 (the "Salary Advance Balance"). The 1997 Salary Advance Balance will, contemporaneously herewith be deemed to be documented and made as of July 1, 1999, in accordance with the provisions of the Master Note hereinafter described, except that such amount shall be due and payable four (4) years from July 1, 1999.

     (d) Master Note Provisions. Attached hereto as Exhibit E is a non-negotiable and unsecured Master Note executed by Executive and payable to Employer. Without further action, all loans hereafter made by Employer to Executive pursuant to the provisions of this Agreement (other than the Original Note as amended by the Amended Original Note) shall be deemed to have been made pursuant to the provisions of the Master Note dated as of the date the funds are advanced for concerned loans (except as herein otherwise specified for the 1997 Salary Advance) and in the original principal amount equal to the amount of such funding and due and payable four (4) years from the date of the concerned advance.

14. Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and such officer of Employer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party that are not set forth


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 35
expressly in this Agreement. The validity, interpretation, construction, and performance of the Agreement shall be governed by the laws of the State of Texas (without regard to principles of conflicts of laws) and, where applicable, the laws of the United States.

15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17. No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment, except strictly as provided in subparagraph 8(d)(i) of this Agreement.

18. Arbitration; Other Disputes. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties shall first promptly try in good faith to settle such dispute or controversy by mediation under the applicable rules of the American Arbitration Association before resorting to arbitration. In the event such dispute or controversy remains unresolved in whole or in part for a period of thirty (30) days after it arises, the parties will settle any remaining dispute or controversy exclusively by arbitration in Dallas, Texas in accordance


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 36
with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All administration fees and arbitration fees shall be paid solely by Employer. Notwithstanding the above, Employer shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of paragraph 5 or 6 hereof. The prevailing party may recover attorneys' fees in any dispute or controversy arising under or in connection with this Agreement. Should a dispute occur concerning Executive's mental or physical capacity as described in subparagraphs 7(b) or 8(b), a doctor selected by Executive and a doctor selected by Employer shall be entitled to examine Executive. If the opinion of Employer's doctor and Executive's doctor conflict, Employer's doctor and Executive's doctor shall together agree upon a third doctor, whose opinion shall be binding. Any amount to which Executive is entitled under this Agreement (including any disputed amount) which is not paid when due shall bear interest from the date due but not paid at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum lawful rate.

19. Third-Party Agreements and Rights. Executive represents to Employer that upon Executive's execution of this Agreement, Executive's employment with Employer, and the performance of Executive's proposed duties for Employer, will not violate any obligations Executive may have to any employer prior to WHC, and Executive will not bring to the premises of Employer any copies of other tangible embodiments of non-public information belonging to or obtained from any such previous employment prior to WHC.

20. Legal Fees. Employer agrees to pay all legal fees incurred by the Executive in connection with the negotiation and preparation of this Agreement, up to a maximum of sixty thousand dollars ($60,000.00).


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 37

21. Litigation and Regulatory Cooperation. During and after Executive's employment, Executive shall reasonably cooperate with Employer in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of Employer that relate to events or occurrences that transpired while Executive was employed by Employer; provided, however, that such cooperation shall not materially and adversely affect Executive or expose Executive to an. increased probability of civil or criminal litigation. Executive's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Employer at mutually convenient times. During and after Executive's employment, Executive also shall cooperate fully with Employer in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by Employer. Employer shall also provide Executive with compensation on an hourly basis calculated at his final Annual Base Salary, or if applicable, Annual Adjusted Base Salary divided by 2000 hours for requested litigation and regulatory cooperation that occurs after his termination of employment, and shall reimburse Executive for all costs and expenses incurred in connection with his performance under this paragraph 21, including, but not limited to, reasonable attorneys' fees and costs.

22. Conflicts. In the event of any conflict between the provisions of this Agreement and the Option Agreement, any other option granted heretofore or hereafter made, or any agreement between Executive and Employer heretofore executed, this Agreement shall govern and rule supreme.

23. Note prepayment. Executive shall, at the time of receipt of same, pay to Maker as payment on the Master Note (but not on the Amended Original Note) to the extent such Master


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 38

Note is unpaid, twenty-five percent (25%) of the after tax Incentive Compensation and a total of fifty percent (50%) of any after tax gain received as the result of the exercise and sale of any options provided to Executive under the Option Agreement. For purposes of this paragraph, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal taxation in the applicable calendar year and state and local taxes at the highest marginal rates of taxation in the state and. locality where taxes thereon are lawfully due, net of the maximum reduction (if any) in federal income taxes that could be obtained from deduction of deductible state and local taxes.

24.  Effective Date. This Agreement is effective April 19, 1999.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year above written.

                                WYNDHAM INTERNATIONAL, INC.


                                By: /s/ CARLA S. MORELAND
                                    --------------------------------------------
                                    Carla S. Moreland

                                Its:  Executive Vice President - General Counsel


                                /S/ JAMES D. CARREKER
                                ------------------------------------------------
                                James D. Carreker


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EXECUTIVE EMPLOYMENT AGREEMENT                                           Page 39